Exhibit 5.2
May 14, 2008
TTM Technologies, Inc.
2630 S. Harbor Blvd.
Santa Ana, CA 92704
     Re: TTM Technologies, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
          As legal counsel to TTM Technologies, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (registration #333-148687) (the “Registration Statement”), filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Act”). The registration statement covers, among other securities, the sale of up to an aggregate of $175,000,000 principal amount of the Company’s 3.25% Convertible Senior Notes due 2015 (the “Notes”), which includes Notes subject to an underwriters’ over-allotment option, and shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable upon conversion of the Notes (the “Shares”). The Notes are being issued pursuant to an indenture dated as of May 14, 2008, between the Company and American Stock Transfer & Trust Company, as trustee (the “Indenture”).
          With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement, the Indenture, and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company. For purposes of the opinion set forth below, we have assumed (i) that the documents and signatures examined by us are genuine and authentic; (ii) the persons executing the documents examined by us have the legal capacity to execute such documents; (iii) the payment of the full consideration due to the Company for the Notes; (iv) that the Indenture has been duly authorized, executed, and delivered by the Trustee; and (v) that the Notes have been duly issued, executed, and authenticated by the Trustee. For purposes of our opinions, we also have assumed that the Company has paid all taxes, penalties, and interest that are due and owing to the state of Delaware.
Greenberg Traurig, LLP | Attorneys at Law | 2375 East Camelback Road, Suite 700 | Phoenix, Arizona 85016 | Tel. 602.445.8000 | Fax. 602.445.8100

TTM Technologies, Inc.
May 14, 2008

          Based on and subject to the foregoing, we are of the opinion that:
          1. The execution and delivery of the Indenture has been duly authorized by the Company and the Indenture constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter relating to or affecting the rights of creditors or by general equitable principles.
          2. The Notes have been duly authorized and constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter relating to or affecting the rights of creditors or by general equitable principles.
          3. The Shares have been duly authorized and, when certificates therefor have been duly authenticated, issued, and delivered in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid, and non-assessable.
          We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the General Corporation Law of the state of Delaware, the internal laws of the state of New York, and the federal securities laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.
          We hereby expressly consent to any reference to our firm under the heading “Legal Matters” in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,
/s/ Greenberg Traurig, LLP